EXHIBIT 99.23

                       GS Capital Partners 2000, L.P.
                  GS Capital Partners 2000 Offshore, L.P.
            GS Capital Partners 2000 GmbH & Co. Beteiligungs KG
                GS Capital Partners 2000 Employee Fund, L.P.
              Goldman Sachs Direct Investment Fund 2000, L.P.
                          c/o Goldman, Sachs & Co.
                              85 Broad Street
                          New York, New York 10004

                                                            July 22, 2003

R.H. Donnelley Corporation
R.H. Donnelley Inc.
One Manhattanville Road
Purchase, NY  10577

          Re:  Investment in Preferred Stock of R.H. Donnelley Corporation

Ladies and Gentlemen:

     Reference is made to the Preferred Stock and Warrant Purchase Agreement, dated as of September 21, 2002 (as amended, the "Purchase Agreement"), by and among R.H. Donnelley Corporation, a Delaware corporation (the "Company") and the investors listed in Schedule A thereto (the "Purchasers"), as amended by the Letter Agreement, dated as of November 25, 2002, by and among the Purchasers, the Company and R.H. Donnelley Inc. and the Second Letter Agreement, dated as of January 3, 2003, by and among the Purchasers, the Company and R.H. Donnelley Inc. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                                 RECITALS:

A. Dividends on the Preferred Stock have accrued through the date hereof and shall continue to accrue in accordance with Section 3 of the Certificate of Designations, and dividends so accrued through the quarter ending September 30, 2005 shall not be paid (in cash or otherwise) at any time without the prior written consent of at least a majority of the then-outstanding Preferred Shares or the affirmative vote in person or by proxy at a meeting called for that purpose of the holders of at least a majority of the Preferred Shares voting thereat; and

B. Dividends that accrue from and after October 1, 2005 on the Preferred Stock may be paid in cash, or allowed to accrue, at the option of the Company, in accordance with Section 3 of the Certificate of Designations without such prior written consent or affirmative vote.

     Accordingly, this letter agreement (this "Third Letter Agreement") will confirm our agreement as follows:

     1. Amendment to Section 4.04(i) of the Purchase Agreement. Section 4.04(i) of the Purchase Agreement is hereby amended by: (a) replacing the first parenthetical in its entirety with the following:

          "(other than (A) dividends on the Common Stock payable in additional shares of Common Stock, (B) dividends from a wholly owned Company Subsidiary to its parent company and (C) dividends that accrue on the Preferred Stock from and after October 1, 2005, payable in cash in accordance with the terms of the Certificate of Designations)"

and (b) adding the following clause at the end of Section 4.04(i):

          "; provided, that, notwithstanding anything to the contrary in this Section 4.04(i) and without limiting the provisions of Sections 3 and 4 of the Certificate of Designations, the Company shall not, at any time, declare or pay (whether in cash or otherwise) any dividend on the Preferred Stock that accrues prior to October 1, 2005 without the prior written consent of at least a majority of the then-outstanding Preferred Shares or the affirmative vote in person or by proxy at a meeting called for that purpose of the holders of at least a majority of the Preferred Shares voting thereat"

     2. Convertible Preferred Amount. In accordance with Sections 3 and 4 of the Certificate of Designations, all dividends that accrue on the Preferred Stock are included in the Convertible Preferred Amount (as defined in the Certificate of Designations). Accordingly, the Company and Purchasers hereby acknowledge that, as of July 22, 2003, (1) the Convertible Preferred Amount (as defined in the Certificate of Designations), which includes all dividends that have accrued on the Preferred Stock to date, is $209,591,676 and (2) the Preferred Stock is convertible by the Purchasers (excluding fractional shares) into 8,714,828 shares of Common Stock.

     3. No Other Amendments. Except as set forth in this Third Letter Agreement, all provisions of the Purchase Agreement shall remain unchanged and in full force and effect.

     4. Miscellaneous.
        -------------

        4.1. This Third Letter Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State without giving effect to any conflict of laws rules or principles that might require the application of the laws of another jurisdiction.

        4.2. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Third Letter Agreement and, by execution and delivery of this Third Letter Agreement, each of the parties to this Third Letter Agreement submits to the jurisdiction of those courts, including but not limited to the in personam and subject matter jurisdiction of those courts, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section 8.01 of the Purchase Agreement) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Third Letter Agreement.

        4.3. No amendment, modification or alteration of the terms or provisions of this Third Letter Agreement shall be binding on the parties hereto unless the same shall be in writing and duly executed by such parties, except that any of the terms or provisions of this Third Letter Agreement may be waived in writing at any time by the parties entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Third Letter Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

        4.4. This Third Letter Agreement may be executed by facsimile signature and may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute but one agreement.

        4.5. Nothing contained in this Third Letter Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party.

                  [Signatures are on the following pages.]

     Please confirm your agreement with the foregoing by signing and returning one copy of this Third Letter Agreement to the undersigned, whereupon this Third Letter Agreement shall become a binding agreement between you and the Purchasers.

                                     Very truly yours,


                               GS CAPITAL PARTNERS 2000, L.P.
                               By:   GS Advisors 2000, L.L.C.
                                     Its General Partner

                               By:   /s/ John E. Bowman
                                     -----------------------------------
                                     Name: John E. Bowman
                                     Its:  Vice President


                               GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
                               By:   GS Advisors 2000, L.L.C.
                                     Its General Partner

                               By:   /s/ John E. Bowman
                                     -----------------------------------
                                     Name: John E. Bowman
                                     Its:  Vice President


                               GS CAPITAL PARTNERS 2000 GmbH & CO.
                               BETEILIGUNGS KG
                               By:   Goldman Sachs Management GP GmbH
                                     Its General Partner

                               By:   /s/ John E. Bowman
                                     -----------------------------------
                                     Name: John E. Bowman
                                     Its:  Managing Director


                               GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.
                               By:   GS Employee Funds 2000 GP, L.L.C.
                                     Its General Partner

                               By:   /s/ John E. Bowman
                                     -----------------------------------
                                     Name: John E. Bowman
                                     Its:  Vice President


                               GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.
                               By:   GS Employee Funds 2000 GP, L.L.C.
                                     Its General Partner

                               By:   /s/ John E. Bowman
                                     -----------------------------------
                                     Name: John E. Bowman
                                     Its:  Vice President


Accepted and agreed as of
the date first written above:

R.H. DONNELLEY CORPORATION


By: /s/ Robert J. Bush
   ------------------------------
   Name:  Robert J. Bush
   Title: Vice President

R.H. DONNELLEY INC.


By: /s/ Robert J. Bush
   ------------------------------
   Name:  Robert J. Bush
   Title: Vice President